SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             April 26, 2001

Allegheny Energy, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-267	13-5531602

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10435 Downsville Pike,
Hagerstown, Maryland 21740-1766

(Address of principal executive offices)

(301) 790-3400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Items 1 - 4.  Not Applicable.

Item 5.  Other Events.

           Attached as Exhibit 1.1 hereto and incorporated by reference herein is the Underwriting Agreement between Allegheny Energy, Inc. (the “Company”) and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of April 26, 2001, in connection with the sale of 12,400,000 shares of the Company’s common stock, par value $1.25 per share, pursuant to the Company’s Prospectus Supplement, dated April 26, 2001, to the Prospectus dated April 5, 2001.

Item 7.  Exhibits.

1.1	Underwriting Agreement, dated April 26, 2001, between Allegheny Energy, Inc. and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Allegheny Energy, Inc.
By:	/s/ Thomas K. Henderson

	Name: Title:	Thomas K. Henderson Vice President

Date: April 30, 2001